As filed with the Securities and Exchange Commission on July 3, 1997
                    Registration Statement No. 33 - 96444 - D

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 4 ON
                                   FORM S-3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             PEN INTERCONNECT, INC.
             (Exact name of registrant as specified in its charter)

       Utah                             3357                    87-0430260
(State or other jurisdiction   (Primary Standard Industrial   (IRS Employer
of incorporation)               Classification Code Number)  Identification No.)


Pen Interconnect, Inc.                          James S. Pendleton, Chairman
2351 South 2300 West                            Pen Interconnect, Inc.
Salt Lake City, Utah 84119                      2351 South 2300 West
(801) 973-6090                                  Salt Lake City, Utah 84119
(Address, including zip code, and               (801) 973-6090
telephone number, including area code,          (Name, address, including zip
of registrant's principal executive offices)     code, and telephone number,
                                                 including area code, of agent
                                                 for service)

                                    Copy to:
                              Oscar D. Folger, Esq.
                              James W. Lucas, Esq.
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 697-6464

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /_/

                    SUBJECT TO COMPLETION, DATED July , 1997

                             Pen Interconnect, Inc.
                        2,950,000 Shares of Common Stock
                                       and
                     500,000 Common Stock Purchase Warrants
                               -------------------

         This Prospectus relates to the offering of an aggregate of 2,950,000 shares of the Common Stock, par value $.01 per share ("Common Stock"), of Pen Interconnect, Inc. (the "Company") and warrants to purchase an aggregate of 500,000 shares of Common Stock (the "Warrants"). The Common Stock and Warrants are sometimes referred to hereinafter as "Securities." The Company's Common Stock and Warrants have been publicly traded since November 1995, when the Company completed an underwritten initial public offering of 1,000,000 shares of Common Stock and warrants to purchase 1,000,000 shares of Common Stock (the "Initial Public Offering"). The underwriter of the Initial Public Offering was Dickinson & Co. (the "Underwriter"). The Underwriter is not underwriting the distribution of any Securities pursuant to this Prospectus, but it is a Selling Security Holder hereunder. Only persons named herein as Selling Security Holders may rely upon this Prospectus for resale of Securities owned by them. The Securities included herein are being offered as follows:

 - 2,350,000 shares of Common Stock are being offered by the Company which are issuable upon exercise of: 1,150,000 warrants which were sold in the Initial Public Offering (including 150,000 shares underlying warrants issued pursuant to the Underwriters' over-allotment option) and 1,200,000 warrants which have been sold by certain bridge lenders,

 - 100,000 shares of Common Stock are being offered by the Underwriter or its designees. These shares are issuable as part of certain warrants which were issued to the Underwriter in connection with the Initial Public Offering (the "Underwriter's Warrants").

 - 100,000 warrants included in the Underwriter's Warrants are being offered by the Underwriter or its designees.

 - 100,000 shares of Common Stock are being offered by the Underwriter or its designees. These shares are issuable upon exercise of the warrants contained in the Underwriter's Warrants.

 - 400,000 warrants are being offered by certain a Selling Security Holder (the "Bridge Warrants").

 - 400,000 shares of Common Stock issuable upon exercise of the Bridge Warrants are being offered by the Selling Security Holder. If the Bridge Warrants have been sold by the Selling Security Holders prior to exercise, the shares of Common Stock issuable upon exercise of the Bridge Warrants will be offered by the Company.


         The Company will receive the exercise prices payable upon exercise of the Warrants at $6.50 per share. The Company will not receive any proceeds from the sale of the Warrants or Common Stock by the Selling Security Holders. The Company has been advised by the Selling Security Holders that there are no underwriting arrangements with respect to the sale of any Securities. The Securities will be sold from time to time directly by the Company upon exercise of Warrants and in other cases by the Selling Security Holders in the over-the-counter market at then prevailing prices and in private transactions at negotiated prices. Usual and customary brokerage fees, if any, may be paid by the Selling Security Holders in connection with sales by the Selling Security Holders.

The exercise price of the Warrants was determined by negotiations in connection with the Initial Public Offering and is not necessarily indicative of the fair value of the Warrants or the Common Stock. The Common Stock and Warrants are quoted on the Nasdaq National Market System under the symbols "PENC" and "PENCW," respectively. The closing sale prices of the Company's Common Stock and Warrants onJune 27, 1997 as quoted on the Nasdaq National Market System, were $ 1.656and $ 0.375, respectively.
                              ---------------------

                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
             DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 6

                      THESE SECURITIES ARE SPECULATIVE AND
                        INVOLVE A HIGH DEGREE OF RISK AS
                        WELL AS IMMEDIATE AND SUBSTANTIAL
                                    DILUTION.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================================================================

                                        Price             Underwriting            Proceeds to          Proceeds to
                                       to Public          Discounts and           Company(2)           Selling Security
                                                          Commissions (1)                              Holders (1)
                                      --------------      ---------------       -------------          -----------

Per                                  $ (1)                                        $       0
Share............................         6.50                                           6.50
Per                                  $ (1)                                        $18,525,000
Warrant(3)...................
Total.................................
 ..
==============================================================================================================================

(1)      Not determinable at this time.

(2) Before deducting expenses of this offering payable by the Company estimated at $75,000.

(3) Represents exercise price per share of Common Stock payable to the Company upon exercise of Warrants. Price to Public of Securities being sold by Selling Security Holders is not determinable at this time.


                   The date of this Prospectus is July , 1997

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; Seven World Trade Center - 13th Floor, New York, New York 10048; and Suite 500 East, 5757 Wilshire Boulevard, Los Angeles, California 90036-3648. Copies of such material may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates; and can also be accessed electronically through the Commission's Web Site at http;//www.sec.gov.

                            ------------------------

         The Company will furnish its security holders with annual reports containing audited financial statements at the end of each fiscal year. In addition, the Company may, from time to time, issue unaudited interim reports and financial statements.


THE FOLLOWING LEGEND WILL APPEAR IN RED INK ON THE FRONT PAGE OF THE PROSPECTUS IN THE EVENT THAT THE PROSPECTUS IS CIRCULATED PRIOR TO BEING DECLARED EFFECTIVE BY THE COMMISSION:

"The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

                                   The Company

         Pen Interconnect, Inc. (the "Company") develops and produces on a turnkey basis, interconnections solutions for original equipment manufacturers ("OEMs") in the computer, computer peripheral, and other computer related industries, such as the telecommunications, instrumentation and testing equipment industries. The Company's products connect electronic equipment such as computers, to various external devices (such as video screens, printers, external disk drives, modems, telephone jacks, peripheral interfaces and networks) and connect devices within the equipment (such as power supplies, computer hard drives and PC cards). The InCirT Division is engaged in the electronic manufacturing services industry (EMSI), and provides sophisticated ISO 9002-certified assembly and testing services for complex printed circuit boards and subsystems. In addition, the Company's MOTO-SAT division is a manufacturer of satellite receiving systems for recreational vehicles. The Company was incorporated under the laws of the State of Utah on September 30, 1985. The Company maintains divisions located in Salt Lake City, Utah and Tustin, California. The Tustin subsidiary was acquired in April 1996 for cash and common stock from Cerplex Group, Inc. During the fiscal year ended September 30, 1996 the Company also had a division located in San Jose, California. The San Jose division was sold by the Company in November 1996. The executive offices of the Company are located at 2351 South 2300 West, Salt Lake City, Utah 84119. Its telephone number is 801-973-6090.



                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered by this Prospectus.

Factors Affecting Operating Results

         The Company's operating results are affected by a wide variety of factors, many of which are beyond the control of the Company, which could adversely impact its net sales and profitability. The factors include the Company's ability to design and introduce new products on a timely and cost-effective basis, market acceptance of products of both the Company and its customers, customer demand for the products of the Company and its customers, the level of orders that are received and can be shipped in a quarter, customer order patterns and seasonality, changes in product mix, product performance and reliability, product obsolescence, the amount of any product returns, the availability and costs of raw materials, equipment and other supplies, the cyclical nature of both the computer industry and the markets addressed by the Company's products, technological changes, competition and competitive pressures on prices, and economic conditions in the markets served by the Company. The Company believes its ability to continue to increase its manufacturing capacity to meet customer demand and maintain satisfactory delivery schedules will be an important competitive factor. The Company's products find application in a wide variety of computer, computer peripheral, medical, telecommunications and industrial control products. A slowdown in demand for products that utilize the Company's products as a result of economic or other conditions in the markets served by the Company or other broad-based factors could adversely affect the Company's operating results. In addition, the Company will be adversely affected if OEMs increase their own manufacture of interconnections or if large manufacturers of cables, printed circuit board assemblies or connectors seek a greater share of the molded cable assembly business.

         Wide market acceptance of the Personal Computer Memory Card International Association ("PCMCIA") standards and increasing sales of products using the PCMCIA standards have been critical to the Company's growth prospects. The success of the PCMCIA standards, however, cannot be accurately predicted since such success will depend on the promotional efforts of leading computer manufacturers and user acceptance. In addition, market acceptance of PCMCIA standards can be expected to displace a portion of the Company's business for traditional cabling. Further, the establishment of a significant market for PCMCIA related products can be expected to result in increased competition in this market. Manufacturers of PCMCIA devices have standardized the connections between these devices and internal computer devices and with cables leading to connections with the external environment, such as the connection between PCMCIA modem devices and cables to outside telephone jacks. There has been no standardization of the connections between these cables and external devices, leading to substantial need for customization of cabling. The Company's PCMCIA sales rely on custom work for connections to external devices and will be significantly and adversely affected should manufacturers succeed in standardizing these connections. As a result, further standardization of PCMCIA devices could adversely affect the Company's business.

Need to Establish and Expand Customer Base

         Sales by the Company have historically been concentrated with several large customers. The Company has worked to reduce its dependence on several large customers, however sales to Xircom Inc. still accounted for approximately 16% for the year ended September 30, 1996. The loss of this major customer, or other significant customers or a substantial reduction in a major customer's purchases, may significantly and adversely affect the Company.

         In addition to the concentration of the Company's sales among some large customers, the Company's relationships with many of its customers, including Xircom, are relatively new. Most of the Company's growth and new customers have resulted from the PCMCIA cabling and contract manufacturing market. Although the Company was one of the earliest entrants in the market for PCMCIA compatible cable interconnections, the Company has been involved in this new market for only about three years and cannot assess the stability of its relationships with the new PCMCIA market customers.

         The   Company's   sales  to  a  particular   customer   also  can  vary
significantly depending on the life cycles of the customer's products. As a result of the rapid pace of technological development in the computer and computer peripheral industries, products frequently have life cycles of less than a year. Demand for the Company's products and services can diminish significantly as a customer's products reach the end of their useful sales lives or become so standardized as to be appropriate for high volume, low cost production. The Company must continue to expand its customer base in order to consistently have customers that have products at the beginning of their life cycles when demand for the Company's customized cable interconnection development and production services is greatest. Therefore, the Company's future prospects depend significantly on its ability to establish and maintain long-term customer relationships over the sales lives of multiple products and to add new customers in the rapidly changing market for compatible products.

Dependence on New Products and Technologies

         The Company's future operating results will depend to a significant extent on its ability to continue to develop and introduce on a timely basis new products, which compete effectively on the basis of price and performance and which address customer requirements. The success of new product introductions depends on various factors, including proper new product selection, timely completion and introduction of new product designs and the use and market acceptance of customers' end products. The Company's inability to design, develop and introduce competitive products on a timely basis could adversely affect its future operating results. Some of the Company's products also require compatibility with products manufactured by third-party vendors. There can be no assurance the Company will be able to maintain compatibility in the event such vendors modify their products. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products noncompetitive or obsolete.

Technological Obsolescence

     The industries that the Company serves are marked by rapid technological change. The Company must continuously modify its existing products and seek to develop new products in order to remain competitive. There can be no assurance that new technological developments will not adversely affect the Company. Specifically, technology has been recently developed using electromagnetic transmission on infrared and UHF frequencies that fulfill the functions of some of the Company's cable products. Although this technology is still subject to significant obstacles, such as maintaining the security of the transmissions and improving their capacity and clarity, the successful development of "wireless" local data transmission could render many of the Company's current products obsolete.

Limited Proprietary Technology

         The Company does not have any patented technology. It regards aspects of its manufacturing processes as trade secrets and seeks to protect this know-how with secrecy agreements. There can be no assurance, however, that these agreements will be enforceable in the event of a breach. Therefore, even if the Company is able to develop successful new products, the Company may be limited in its ability to prevent competitors from copying these products. In addition, the Company has no registered trademarks, and products manufactured by the Company typically do not refer to the Company by name or mark.

Management of Growth

         The Company is currently experiencing a period of significant expansion. The Company's ability to manage its expansion effectively will require it to continue to enhance its operational, financial and management systems. If the Company is unable to manage its acquisitions effectively, the Company's results of operations could be adversely affected.

Factors Affecting Supplies

         Many of the Company's suppliers are located outside the United States. The purchase of materials from foreign suppliers may be adversely affected by political and economic conditions abroad. Protectionist trade legislation in either the United States or foreign countries, such as a change in the current tariff structures or other trade policies, could adversely affect the Company's ability to purchase materials from foreign suppliers. Also, to the extent that such foreign transactions are denominated in currencies other than the U.S. dollar, the Company may be exposed to exchange rate fluctuations. Although the Company has not entered into non-U.S. dollar transactions and has not incurred any material exchange gains or losses to date, there can be no assurance that the Company will not enter into such transactions in the future or that fluctuations in the currency exchange rates in the future will not have an adverse effect on the Company's operations.

         Certain key component parts used in the Company's interconnection products are available from only one or a limited number of suppliers, and the Company currently does not have long-term agreements with any suppliers of components. Any reduction or interruption in supply from third-party contractors would adversely affect the Company's results of operations unless or until alternative sources are established. Moreover, operating results could be adversely affected by the receipt of defective components, an increase in prices from suppliers or the inability of the Company to obtain lower prices in response to competitive price reductions. Finally, some of the Company's suppliers may also enter the manufacture of custom cable interconnections, which could adversely affect the Company's business by directly competing with the Company and by ceasing or delaying supplies to the Company.

Competition

         Many of the markets for the Company's products are highly competitive. The Company competes directly with numerous other contract manufacturers that, like the Company, obtain raw material from suppliers and in turn manufacture for customers. The Company also indirectly competes with computer cabling and connector manufacturers and major OEMs that produce their own cable assemblies. In all product lines, such manufacturing and OEMs generally are substantially larger and have greater resources than the Company. As new products become standardized and are produced in large quantities, foreign producers in countries with lower labor costs than the United States will be better able to compete for production of the products since they can generally offer lower prices than the Company. The Company also competes with other OEM companies to obtain supplies. A number of the companies from which the Company buys material maintain proprietary control of their newly designed products.

Impact of Price Variations of Raw Materials

         Although the Company does not manufacture the cable sub components itself, the raw materials purchased from manufacturers are a significant component of the Company's cost of sales. The prices of such materials can vary substantially based upon many factors including world economic and political conditions. The Company may be able to pass on increases in material costs resulting from increases in raw material costs to its customers. However, the Company generally bids on projects in advance and may not be able to pass on increased costs to the extent that raw material costs increase more than anticipated.

Dependence on Key Personnel

         The  Company's  success  depends  to  a  significant  extent  upon  the continued service of James S. Pendleton, its Chairman and Chief Executive Officer; Wayne R. Wright, its Vice Chairman and Chief Financial Officer; Alan Weaver its President and Chief Operations Officer and Stephen J. Fryer, its Senior Vice President, Sales and Marketing. The Company has employment agreements with Messrs. Pendleton and Wright which expire in January 2000, and with Mr. Weaver which expires April 2000. The Company has obtained $1,000,000 key person life insurance on Mr. Wright and Mr. Pendleton and $500,000 on Mr. Weaver. The Company also will continue to depend on other members of its senior staff as well as on its ability to continue to attract, retain and motivate additional qualified personnel. The competition for experienced personnel is intense, and the loss of the services of one or more of the Company's key employees could have a material adverse effect on the Company. There can be no assurance that the Company will be successful in retaining its existing key employees or in attracting and retaining any additional personnel it requires.

Potential Future Need for Additional Funds

         Management believes that additional working capital may be required to meet its future operating costs, for business expansion opportunities and to adequately support its China strategic manufacturing alliance in addition to its existing cash balances, borrowings available under the line of credit, and cash generated from operations. However, there can be no assurance that such additional financing, if required, would be available on favorable terms if at all or that such additional financing, if available, would not result in substantial dilution of the equity interests of existing stockholders.

Maintenance Criteria for Nasdaq Securities; Penny Stock Rules

         Since March 13, 1996, the Common Stock and Warrants have been quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System. The Common Stock and Warrants were previously quoted on the Nasdaq Small-Cap Market. To maintain its listing on the Nasdaq National Market System, the Company must continue to be registered under Section 12(g) of the Exchange Act and have net tangible assets of at least $1,000,000 (or more if the Company sustains operating losses), a public float of at least 200,000 shares with a market value of at least $1,000,000, at least 300 stockholders, a minimum bid price of $1.00 per share and at least two market makers. In addition, Nasdaq has proposed increasing the requirements for maintaining National Market System listing to net tangible assets of at least $4,000,000, a public float of at least 750,000 shares with a market value of at least $5,000,000 and at least 400 stockholders. As of September 30,

1996, the Company would have complied with the new proposed requirements except for the market value of the public shares. When the new requirements go into effect the Company will need to comply within six months. In the event the Company does not meet the conditions for maintaining its listing on the National Market System, the Company believes it will qualify for listing on the Small-Cap Market. There can be no assurance that the Company in the future will meet the requirements for continued listing on the Nasdaq National Market System or Nasdaq Small-Cap Market with respect to the Common Stock or Warrants. If the Company's securities fail to maintain a Nasdaq listing, the market value of the Common Stock and Warrants likely would decline and purchasers in this offering likely would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and Warrants.

         In  addition,  if the  Company  fails  to  maintain  at  least a Nasdaq
Small-Cap Market listing for its securities, and no other exclusion from the definition of a "penny stock" under the Exchange Act is available, then any broker engaging in a transaction in the Company's securities would be required to provide any customer with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market values of the Company's securities held in the customer's accounts. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. If brokers become subject to the "penny stock" rules when engaging in transactions in the Company's securities, they would become less willing to engage in such transactions, thereby making it more difficult for purchasers in this offering to dispose of their shares.

Potential Reduction in Exercise Price of Warrants

         The Company can reduce the exercise price of the Warrants upon notice to the Warrant holders and may seek to promote the exercise of the Warrants by reducing the exercise price thereof. The Company has no current plans to effect such a reduction in the exercise price of the Warrants and holders of Warrants should not anticipate such a reduction. In the event that the exercise price is reduced, Warrant holders may be able to purchase Common Stock for a price less than the then market value of the Common Stock which may result in a material dilution to the then current holders of Common Stock.

Effect of Issuance of Preferred Stock

         Certain provisions of the Company's Certificate of Incorporation allow the Company to issue Preferred Stock with voting, liquidation and dividend rights senior to those of the Common Stock without the approval of the Company's stockholders. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding stock of the Company and result in the dilution of the value of the then current stockholders' Common Stock. The Company has no present plans to issue shares of Preferred Stock.

Substantial Dilution; Purchase of Common Stock at Prices Below the Offering
Price

         Purchasers of Common Stock issuable upon exercise of the Warrants will experience immediate and substantial dilution in the net tangible book value of Common Stock purchased by them. If the Warrants were exercised as of March 31, 1997, such purchasers would experience a reduction in the net tangible book value of the Common Stock purchased by them of $2.32 per share, or approximately 36%, from the exercise price of $6.50 per share.

State and Federal Registration Requirements for the Exercise of Warrants

         Holders will have the right to exercise the Warrants only if the underlying shares of Common Stock are then qualified or registered for sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and under applicable securities laws of the states in which they reside (if not exempt from such qualification or registration requirements). In addition, under the securities laws of certain states, holders of Warrants may be required to exercise such Warrants through a registered broker-dealer. The Warrants require the Company to maintain an effective registration statement under the Securities Act for the term of the Warrants. Holders of Warrants residing in states where such shares are not qualified or registered or otherwise exempt from such requirements may be denied the right to exercise those Warrants.

Shares Eligible for Future Sale

         Sales of substantial amounts of Common Stock of the Company in the public market could adversely affect prevailing market prices. All of the 3,033,407 shares of Common Stock outstanding as of March 31, 1997 are eligible for resale in the public market, subject to compliance with Rule 144 under the Securities Act, or are currently registered for public sale.

Rights to Acquire Shares; Adverse Affect on Additional Funding

         A total of 270,000 shares of Common Stock have been reserved for issuance upon exercise of options granted under the Company's stock option plan, under which options to acquire 105,000 shares at an exercise price of $6.00 per share are currently outstanding. In addition, Warrants covering 400,000 shares of Common Stock exercisable at a price of $6.50 per share currently are outstanding and the Company has issued to the Underwriter of its principal public offering or its designees warrants (the "Underwriter's Warrants") to purchase up to 100,000 shares of Common Stock and 100,000 warrants (the "Underlying Warrants"). The terms and conditions of the Underlying Warrants are identical to those of the publicly traded Warrants. The Underwriter's Warrants will be exercisable for a period of four years commencing November 18, 1996 at an exercise price of 130% of the initial public offering price. All of the foregoing Warrants are being registered for sale to the public by the registration statement of which this Prospectus forms a part. During the terms of such options and warrants, the holders thereof will have the opportunity to profit from an increase in the market price of Common Stock with resulting dilution in the interest of holders of Common Stock. The existence of such stock options and warrants may adversely affect the terms on which the Company can obtain additional financing, and the holders of such options and warrants can be expected to exercise such options and warrants at a time when the Company, in all likelihood, would be able to obtain additional capital by offering shares of its Common Stock on terms more favorable to the Company than those provided by the exercise of such options and warrants. See " Shares Eligible for Future Sale."

Dividends Not Likely

         The Company has never paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. Any earnings that may be generated will be used to finance the growth of the Company's business. In addition, the Company's revolving credit facility prohibits the payment of cash dividends without the lender's consent.

Control by Current Directors

         Upon the consummation of this offering, current directors will own approximately 19% (prior to offering ownership was 37.4%) of the issued and outstanding shares of Common Stock (assuming no exercise of any outstanding options or warrants). Accordingly, the current directors will be able to substantially influence the election of the Company's directors, to cause an increase in the authorized capital or the dissolution, merger, or sale of the assets of the Company and generally to control the affairs of the Company.

Proceeds Not Allocated to Specific Uses

         There can be no assurances that the Company will receive any proceeds from the exercise of the Warrants. Not all warrants may be exercised which could result in the proceeds to the Company resulting from this offering being minimal. Any proceeds received from the exercise of the warrants would be added to working capital. The Company has no definite plans for the use of any proceeds from the exercise of the warrants nor has the Company made any specific allocations as to the use of any such proceeds. While the Company anticipates that a significant portion of any proceeds received will be used for current manufacturing, administrative, marketing or research and development expenses, the acquisition of inventory or related businesses, the repurchase of certain of the Company's outstanding securities, or the repayment of debt, it has made no specific allocation for these purposes and may use these funds for other general corporate purposes. See "Use of Proceeds."



                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of 2,850,000 shares of Common Stock upon exercise of Warrants would be approximately $18,450,000 after taking into account estimated offering expenses of approximately $75,000. The Company will receive no proceeds from the sale of Securities held by any Selling Security Holders. There can be no assurance that any or all of the Warrants will be exercised and accordingly, the Company might receive no or only minimal proceeds from this offering. Potential proceeds from this offering may also be reduced in the event that the Company elects to reduce the exercise price of the Warrants. See RISK FACTORS - - Potential Reduction in Exercise Price of Warrants.

         Any proceeds received from the exercise of Warrants would be added to working capital. The Company has no definite plans for the use of any proceeds from the exercise of the Warrants nor has the Company made any specific allocations as to the use of any such proceeds. The proceeds could be used for current manufacturing, administrative, marketing or research and development expenses, the acquisition of inventory or related businesses, the repurchase of certain of the Company's outstanding securities, or the repayment of debt.
Future events, including changes in the economic climate and/or the Company's planned business operations, including the success or lack thereof of the various intended business activities, may make shifts in the allocation of funds amongst these categories necessary or desirable. Any such shifts will be at the discretion of the Board of Directors of the Company. In its financial planning, the Company has not assumed the receipt of any funds from the exercise of the Warrants. Prior to expenditure, any net proceeds will be invested in short-term interest bearing securities or money market funds.


                              MATERIAL DEVELOPMENTS

         No reportable material developments have occurred since the Company's filing of its quarterly report on Form 10-QSB for the six months ended March 31, 1997.



                                LEGAL PROCEEDINGS


         In 1996, the Company sold its San Jose Division to Touche Electronics, Inc., ("Touche") and TMCI Electronics, Inc., ("TMCI"). On February 14, 1997, Touche and TMCI filed a demand for arbitration for the purpose of rescinding the Asset Purchase Agreement in Santa Clara County, California under the arbitration provisions of the California Code of Civil Procedure Sections 1282 through 1284 as provided in the contract of sale. The plaintiffs are alleging that, in connection with the sale of the San Jose Division, (the Division) (1) the Company overstated the value of the Division's inventory, (2) the Division's vendors have refused to deal with Touche and TMCI, and (3) the Company failed to disclose certain accounts payable. As an alternative to rescinding the agreement the plaintiffs requested a reduction in the purchase price in excess of $1,050,000 plus fees. The Company is vigorously contesting those allegations in the arbitration.

         On April 8. 1997, the Company filed a complaint against TMCI, Touche and Rolando Loera in the Superior Court of the State of California, in and for the County of Santa Clara, with respect to the defaulted Notes which were part of the sale of the Division to Touche (the "Complaint"). In the Complaint, the Company made claims against TMCI, Touche and the other defendants for, amoung other things, breach of contract, fraud, conversion and claim and delivery. The Company has also filed motions in the lawsuit for writs of attachment and possession and has requested an order allowing the Company to attach the equipment and other assets acquired by TMCI and Touche in the sale of the Division. Hearings on those motions were held on May 29, 1997. The Company's writ of attachment motion was denied. The Company now intends to pursue the appointment of an arbitratior for purposes of resolving certain "offset" claims of the obligees under the Notes and to enforce full payment of the Note obligations.


                              PLAN OF DISTRIBUTION

         Of the Securities being offered hereunder, 500,000 Warrants and 100,000 shares of Common Stock are being offered for the respective accounts of the Selling Security Holders. In addition, the Selling Security Holders may sell 400,000 shares of Common Stock issuable upon exercise of the Bridge Warrants. In the event that the Selling Security Holders sell the Bridge Warrants prior to their exercise, the Company will sell the shares of Common Stock issuable upon exercise of the Bridge Warrants. The Company will not receive any proceeds from the sale of these Securities by the Selling Security Holders, although it will receive the exercise prices of such Warrants when and if the Warrants are exercised. The sale of Securities by the Selling Security Holders may be effected from time to time in transactions in the over-the-counter market, in negotiated transactions, through the writing or timing of options on the Securities, or through a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may include block transactions by or for the account of the Selling Security Holders. If any Securities, or options thereon, are sold pursuant to this Prospectus at a fixed price or at a negotiated price which is in either case other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Security Holder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Securities, a post-effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the Securities and Exchange Commission before such Selling Security Holder could make such sale, pay such compensation or make such distribution. The Company is under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under such circumstances.

         The Selling Security Holders may effect transactions in their Securities by selling their Securities directly to purchasers, through broker-dealers  acting  as  agents  for  the  Selling  Security  Holders  or  to broker-dealers who may purchase the Selling Security Holders' Securities as principals and thereafter sell such Securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals, or both.

         The Selling Security Holders and any broker-dealers who act in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the Securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

         Common Stock issuable by the Company on exercise of the Warrants and the warrants issued in the Company's Initial Public Offering is distributed when and as such warrants are exercised by warrant holders. The warrants are exercised when the warrant holder submits the exercise price of $6.50 per share to the Company. Under the securities laws of certain states, holders of Warrants may be required to exercise such Warrants through a registered broker-dealer. No warrants have been exercised as of the date indicated on the cover of this Prospectus. The Company may solicit the exercise of the warrants at any time, and may redeem the warrants if the market price of the Company's Common Stock rises to the necessary level. The Company may also reduce the exercise price of the warrants in order to encourage their exercise. The Company has no present intention to reduce such exercise prices.

         The Underwriter of the Company's Initial Public Offering is not acting as underwriter for, agent of, or in any other capacity for, the Company or the Selling Security Holders in connection with the exercise of any warrants issued by the Company, including the Warrants, the issuance and sale by the Company upon exercise of any such warrants of the Common Stock and Warrants offered hereby or the sale to the public by the Company and the Selling Security Holders of any of the Common Stock or Warrants offered hereby. The Underwriter will not receive any underwriting commissions or discounts or other compensation in connection therewith, except for proceeds of the sale by it to the public of any Common Stock or Warrants sold by it as a Selling Security Holder hereunder or any normal brokerage fees or commissions payable in the event that warrant holders elect to use it as a broker in connection with the sale of any securities hereunder. See "Selling Security Holders."

                            SELLING SECURITY HOLDERS

         An aggregate of 500,000 Warrants and 100,000 shares of Common Stock are being offered for sale by Selling Security Holders. The following table sets forth certain information with respect to the Selling Security Holders. The Company will not receive any of the proceeds from the sale of the Warrants and shares of Common Stock, although it will receive proceeds from the exercise of the Warrants, if exercised.


                                                 Beneficial                                              Beneficial
                                                 Ownership of                                            Ownership of
                                                 Shares of                                               Shares of
                                                 Common Stock                Securities to be            Common Stock
Selling Security Holders                         Prior to Sale (1)           Sold                        After Sale
-----------------------------------------------------------------------------------------------------------------------------------

Paulette Marie Broadchandel                      700,000                     400,000                     300,000
-----------------------------------------------------------------------------------------------------------------------------------

Dickinson & Co. (2)                              200,000                     200,000                     0


----------

         (1) With the exception of 100,000 shares of Common Stock to be sold by Dickinson & Co., consists of shares of Common Stock issuable upon exercise of the Warrants. The additional 100,000 shares of Common Stock shown as beneficially owned by Dickinson & Co. consist of shares of Common Stock issuable upon exercise of certain Underwriter's Warrants granted to Dickinson & Co. as the Underwriter of the Initial Public Offering. Assumes that the Selling Security Holders do not own any additional shares of Common Stock or Warrants.

         (2) Represents Securities issuable pursuant to Underwriter's Warrants granted to Dickinson & Co. as the Underwriter of the Company's Initial Public Offering. Such Securities may be issued to certain designees of Dickinson & Co. Consists of 100,000 shares of Common Stock to be sold directly and 100,000 shares of Common Stock issuable upon exercise of Warrants.


                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of Common Stock and the Warrants offered hereby have been passed upon for the Company by Oscar D. Folger, Esq., New York, New York.


                                     EXPERTS

         The financial statements of Pen Interconnect, Inc., as of September 30, 1996, and for each of the two years then ended, incorporated by reference from the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1996, have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report appearing therein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been filed with the Commission by the Company are incorporated herein by reference and made a part hereof. The Commission file number for all documents which are incorporated by reference is 1-14072.

          (1) Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996.


          (2) Quarterly Report on Form 10QSB for the three months ended December 31, 1996.

          (3) Quarterly Report on Form 10-QSB for the three months ended March 31, 1997.

          (4) Form 8-K dated May 5, 1997 regarding the sale of the San Jose Division.

          (5)  The Definitive Proxy Statement filed January 28, 1997.

          (6)  The section entitled "Description of Securities" in the Company's
               registration   statement   on   Form   SB-2   (Registration   No.
               33-96444-D), declared effective on November 17, 1995.

         In addition, all documents filed by the Company pursuant to Sections 13
(a), 13 (c), 14 and 15 (d) of the Exchange Act, prior to the termination of the offering of the securities covered by this Prospectus or the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.


                                 INDEMNIFICATION

         The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law.

     The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                              AVAILABLE INFORMATION

         This Prospectus contains certain information concerning the Company and its securities, but does not contain all the information set forth in the Registration Statement and the Exhibits thereto filed with the Commission under the Securities Act of 1933, as amended, to which reference is made. Any summary from the Exhibits contained in this Prospectus is necessarily incomplete and must not be considered as a full statement of the provisions of such instruments.

                             PEN INTERCONNECT, INC.




                        2,950,000 shares of Common Stock
                                       and
                     500,000 Common Stock Purchase Warrants











                         -------------------------------

                                   PROSPECTUS
                         -------------------------------









                                   July , 1997

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee              $   6,696
Nasdaq Listing Fee                                                   8,000
Printing and Engraving                                              10,000
Transfer Agent's Fee and Expenses                                    1,000
Legal Fees and Expenses                                             18,000
Blue Sky Qualification Fees and Expenses                            13,000
Accountants' Fees and Expenses                                      12,000
Miscellaneous Expenses                                               6,304
                                                                   -------

Total                                                             $ 75,000
                                                                  ========

Item 15.  Indemnification of Directors and Officers

         The Company has entered into agreements with each director and officer in which the Company agrees to indemnify each director and officer to the maximum extent permitted by law.

     The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

         Sections 16.10a-902 and 16.10a-903 of the Utah Revised Business Corporation Act concerning indemnification of officers, directors, employees and agents are set forth below.

         16-10a-902                 Authority to Indemnify Directors.

         (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

         (a)      his conduct was in good faith; and

         (b) he reasonably believed that his conduct was in, or not opposed to the corporation's best interests; and

         (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

         (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4)      A corporation may not indemnify a director under this section:

                  (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

                  (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         16-10a-903                 Mandatory Indemnification of Directors.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Pursuant to the Underwriter's Warrant Agreement between the Company and the Underwriter of the Company's Initial Public Offering, included as Exhibit 1 to this Registration Statement, the holders of the Underwriter's Warrants are indemnified by the Company, against certain civil liabilities under the Act.

Item 16. Exhibits.

Exhibit No.           Description

1        Form of Underwriter's Warrant Agreement including Form of Underwriter's
         Warrant*

3.1      Restated Certificate of Incorporation, as amended*

3.2      By-Laws*

4.1 Form of Warrant Agreement to be entered into between Registrant and American Stock Transfer & Trust Company*

5.1      Opinion and Consent of Oscar D. Folger, Esq.*

23.1     Consent of Oscar D.  Folger, Esq.*

23.2     Consent of Grant  Thornton LLP

* Previously filed


Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high and low and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned in Salt Lake City, Utah as of the 1st day ofJuly, 1997.

                                                     PEN INTERCONNECT, INC.

                            By /s/ James S. Pendleton
                               James S. Pendleton,
                               Chairman/ Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints James S. Pendleton as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                         Date


/s/ James S. Pendleton           CEO and Chairman                July 1, 1997
----------------------
James S. Pendleton


 /s/ Wayne R. Wright            Vice Chairman and CFO            July 1, 1997
---------------------         (Principal Accounting and
Wayne R. Wright                  Financial Officer)



 /s/ C. Reed Brown                  Director                     July 1, 1997
----------------------
C. Reed Brown


 /s/ Stephen J. Fryer           Director and Senior Vice         July 1, 1997
----------------------        President of Sales and Marketing
Stephen J. Fryer


 /s/ James Harward                 Director                      July 1,  1997
---------------------
James Harward

Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS


         We have issued our report dated November 22, 1996 accompanying the financial statements of Pen Interconnect, Inc. appearing in the 1996 Annual Report on Form 10-KSB for the year ended September 30, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."



                                                     \s\ Grant  Thornton  LLP



Salt Lake City, Utah
July 1,  1997